Exhibit 4.18

ENS africa

1 north wharf square

loop street foreshore cape town 8001

p o box 2293 cape town south africa 8000

docex 14 cape town

tel +2721 410 2500 fax +2721 410 2555

info@ensafrica.com    ensafrica.com

ADDENDUM NO. 2 TO THE MERGER AGREEMENT

entered into between

SIBANYE GOLD LIMITED

and

GOLD ONE INTERNATIONAL LIMITED

and

NEWSHELF 1114 PROPRIETARY LIMITED

law | tax | forensics | IP | africa	edward nathan sonnenbergs incorporated registration number 2006/018200/21

TABLE OF CONTENTS

Clause number and description		Page

1.	PARTIES	1

2.	ADDENDUM NO. 2	1

3.	AMENDMENTS TO THE AGREEMENT BY THIS ADDENDUM NO. 2	1

4.	APPLICABILITY OF THE AGREEMENT	4

5.	NO VARIATION	4

6.	COUNTERPARTS	4

7.	COSTS	4

law | tax | forensics | IP | africa	edward nathan sonnenbergs incorporated registration number 2006/018200/21

1.	PARTIES

1.1.	The Parties to this addendum are-

1.1.1.	Sibanye Gold Limited (Registration No. 2002/031431/06), a company incorporated and registered in accordance with the laws of South Africa (“Sibanye”);

1.1.2.	Gold One International Limited (ABN 35094265746), a company incorporated and registered in accordance with the laws of Australia and registered in South Africa as an external company (as defined in the South African Companies Act), under Registration No. 2009/000032/10 (“Gold One International”); and

1.1.3.	Newshelf 1114 Proprietary Limited (Registration No. 2010/018841/07), a company incorporated and registered in accordance with the laws of South Africa (“Newshelf 1114”).

(all of the above parties are collectively referred to herein as the “Parties”).

2.	ADDENDUM NO. 2

2.1.	It is recorded and agreed that this is Addendum No. 2 to the written merger agreement entered into between Sibanye, Gold One International and Newshelf 1114 on 16 August 2013 (the “Agreement”), whereby the Agreement is amended in the respects set out in clause 3 below, with effect from the date on which the Party last signing this Addendum No. 2 signs it (“Addendum No. 2 Signature Date”).

2.2.	Each capitalised term used but not otherwise defined in this Addendum No. 2 shall have the meaning ascribed thereto in the Agreement.

3.	AMENDMENTS TO THE AGREEMENT BY THIS ADDENDUM NO. 2

3.1.	The Agreement is hereby amended, with effect from the Addendum No. 2 Signature Date, in the respects set out in clauses 3.2 to 3.16 below.

3.2.	The definition of “Conditions Precedent” in clause 3.1 of the Agreement is hereby amended to read as follows:

““Conditions Precedent” the suspensive conditions described in clause 5.1 below;”

3.3.	The definition of “Delivery Date” in clause 3.1 of the Agreement is hereby amended to read as follows:

““Delivery Date” a Business Day that is not more than 10 (ten) Business Days after the Fulfilment Date;”

3.4.	The definition of “Initial Conditions Fulfilment Date” in clause 3.1 of the Agreement is hereby amended to read as follows:

““Fulfilment Date” the date on which the last of the Conditions Precedent has been fulfilled or, where appropriate, waived, which date shall in any event be a date not later than 31 March 2014 or such other date as may be agreed in writing between the Parties;”

3.5.	The definition of “Initial Conditions Precedent” in clause 3.1 of the Agreement is hereby deleted.

3.6.	The definition of “Management Handover Date” in clause 3.1 of the Agreement is hereby amended to read as follows:

““Management Handover Date” the 1st (first) Day of the month immediately following the granting of the approval referred to in clause 5.1.14.3 below;”

3.7.	The definition of “Material Adverse Change” in clause 3.1 of the Agreement is hereby amended by the deletion from that definition of the words “Remaining Conditions”.

3.8.	The definition of “Newshelf Debt” in clause 3.1 of the Agreement is hereby deleted.

3.9.	A new definition is hereby inserted in clause 3.1 of the Agreement as follows:

““Rand Uranium Loan” a loan in an amount not exceeding ZAR616 000 000 (six hundred and sixteen million South African rand) to be advanced by Sibanye to Rand Uranium;”

3.10.	The definitions of “Remaining Conditions Fulfilment Date” and “Remaining Conditions Precedent” in clause 3.1 of the Agreement are hereby deleted.

3.11.	Clause 5.1.3 of the Agreement is hereby amended to read as follows:

“5.1.3 the unconditional written approval of Sibanye (acting reasonably) to the terms of the proposed refinancing by Gold One International of its debt facility with Investec Bank Limited, including but not limited to the debt repayment terms thereof and the terms on which all relevant Newshelf Group entities are to be released as guarantor(s) under the debt facility with Investec Bank Limited and all security provided by the Newshelf Group entities are to be released from the debt facility with Investec Bank Limited and any other third party debt facility that does not form part of the Newshelf Group;”

3.12.	Clause 5.2 of the Agreement is hereby deleted.

3.13.	Clause 5.3 of the Agreement is renumbered as clause 5.2 and is hereby amended to read as follows:

“5.2 The Parties undertake to each other to use their reasonable commercial endeavours and to cooperate with each other in good faith to achieve the fulfilment of the Conditions Precedent by the Fulfilment Date.”

3.14.	Clause 5.4 of the Agreement is amended as follows:

3.14.1.	it is renumbered as clause 5.3;

3.14.2.	the word “Initial” is deleted from sub-clauses 5.4.1, 5.4.2 and 5.4.3 (renumbered as 5.3.1, 5.3.2 and 5.3.3);

3.14.3.	the words “as well as the Remaining Conditions Precedent” are deleted from sub-clause 5.4.3 (renumbered as sub-clause 5.3.3).

3.15.	Clause 5.5 of the Agreement is amended as follows:

3.15.1.	it is renumbered as clause 5.4;

3.15.2.	sub-clause 5.5.1 (renumbered as 5.4.1) is amended by deleting from it the word “Initial” and by changing the reference to clause 5.4.2 to be a reference to clause 5.3.2;

3.15.3.	sub-clause 5.5.2 is renumbered as clause 5.4.2, the word “Initial” is deleted from it and the reference in it to clause 5.4.1 is changed to a reference to clause 5.3.1; and

3.15.4.	sub-clause 5.5.3 is renumbered as sub-clause 5.4.3 and the reference in it to clause 5.4.3 is changed to a reference to clause 5.3.3.

3.16.	Clause 5.6 of the Agreement is amended as follows:

3.16.1.	it is renumbered as clause 5.5; and

3.16.2.	the words “Remaining Conditions” are deleted.

3.17.	A new clause 8 is hereby inserted in the Agreement as follows:

“8. The Rand Uranium Loan

Sibanye undertakes to lend and advance the Rand Uranium Loan to Rand Uranium on the Delivery Date.”

4.	APPLICABILITY OF THE AGREEMENT

Save for the amendments provided for herein, the remaining terms and conditions contained in the Agreement shall remain and continue to be of full force and effect between the Parties, provided that should there be any conflict between the Agreement as amended and this Addendum No. 2, the provisions of this Addendum No. 2 shall prevail.

5.	NO VARIATION

No variation of, or addition to or agreed cancellation of this Addendum No. 2 shall be of any force or effect unless it is reduced to writing and signed by or on behalf of the Parties.

6.	COUNTERPARTS

This Addendum No. 2, may be executed and delivered in counterparts by the Parties, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute one and the same Addendum, and may be delivered by facsimile or scanned email.

7.	COSTS

Each Party shall pay its own costs incurred in connection with the negotiation and conclusion of this Addendum No. 2.

For	SIBANYE GOLD LIMITED

Signature:	/s/ N J Froneman	/s/ C Farrel
	director who warrants that he / she is duly authorised thereto	director/secretary who warrants that he / she is duly authorised thereto

Name:	N J Froneman	C Farrel

Date:	17 February 2014	17 February 2014

Place:	Westonaria	Westonaria

Witness:

Witness:

For	GOLD ONE INTERNATIONAL LIMITED

Signature:	/s/ C D Chadwick	/s/ P B Kruger
	director who warrants that he / she is duly authorised thereto	director/secretary who warrants that he / she is duly authorised thereto

Name:	C D Chadwick	P B Kruger

Date:	17 February 2014	17 February 2014

Place:	Westonaria	Westonaria

Witness:

Witness:

For	NEWSHELF 1114 PROPRIETARY LIMITED

Signature:	/s/ C D Chadwick	/s/ P B Kruger
	director who warrants that he / she is duly authorised thereto	director/secretary who warrants that he / she is duly authorised thereto

Name:	C D Chadwick	P B Kruger

Date:	17 February 2014	17 February 2014

Place:	Westonaria	Westonaria

Witness:

Witness: